Exhibit 23.1

Board of Directors
OXIS International, Inc.
Foster City, California

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated April 4, 2007, on the financial statements of OXIS International, Inc. as of December 31, 2006 and the period then ended, and the inclusion of our name under the heading “Experts” in the Post-Effective Amendment No. 2 to Form SB-2 Registration Statement (Registration No. 333-123008) filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

May 8, 2007